UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2010
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

19100 Ridgewood Parkway	78259-1828
San Antonio, Texas	(Zip Code)
(Address of principal executive offices)
(210) 626-6000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Departure of Directors or Certain Officers.
Gregory A. Wright retired as Executive Vice President, Chief Financial Officer and Treasurer of Tesoro Corporation (the “Company”) on May 5, 2010.
Also, on May 5, 2010, the Company announced the appointment of G. Scott Spendlove as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. Mr. Spendlove served as the Company’s Senior Vice President, Risk Management starting in June 2008. Prior to that, he served as Vice President, Asset Enhancement and Planning beginning in August 2007, Vice President, Strategy and Long-Term Planning beginning in December 2006 and Vice President and Controller beginning in March 2006. Mr. Spendlove also served as Vice President, Finance and Treasurer beginning in March 2003 and Vice President, Finance beginning in January 2002.
The Company did not enter into any material plan, contract or arrangement with Mr. Spendlove in connection with his appointment as Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2010

TESORO CORPORATION

By:	/s/ CHARLES S. PARRISH Charles S. Parrish
Executive Vice President,
General Counsel and Secretary